PINE GROVE ALTERNATIVE FUND

FORM OF SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into this Friday, [                 , 2013] by and between Pine Grove Alternative Fund, a Delaware statutory trust (the “Fund”), and [                    ] (the “Subscriber”);

WITNESSETH:

WHEREAS, the Fund has been formed for the purposes of carrying on business as a closed-end management investment company;

WHEREAS, the Subscriber is an Eligible Investor, as defined in the Fund’s prospectus, and all representations made on Schedule A attached to this agreement are materially accurate and complete; and

WHEREAS, the Subscriber wishes to subscribe for and purchase, and the Fund wishes to sell to the Subscriber, [100] shares of beneficial interest (the “Shares”) for a purchase price of $[1,000] per share.

NOW THEREFORE, IT IS AGREED:

1.	The Subscriber subscribes for and agrees to purchase from the Fund [100] Shares for a purchase price of $[1,000] per share. Subscriber agrees to make payment for these Shares at such time as demand for payment may be made by an officer of the Fund.

2.	The Fund agrees to issue and sell said Shares to Subscriber promptly upon its receipt of the purchase price.

3.	To induce the Fund to accept its subscription and issue the Shares subscribed for, the Subscriber:

a.	Represents and warrants that it has no present intention of selling or redeeming the Shares subscribed for under this Subscription Agreement.

4.	This Subscription Agreement and all of its provisions shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

5.	This Agreement is executed on behalf of the Fund by the Fund’s officers as officers and not individually and the obligations imposed upon the Fund by this Subscription Agreement are not binding upon any of the Fund’s Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, this Subscription Agreement has been executed by the parties hereto as of the day and date first above written.

PINE GROVE ALTERNATIVE FUND

By:
Name:
Title:

[                        ]

By:
Name:
Title:

Schedule A

Pine Grove Alternative Fund

Type or print clearly in blue or black ink and in capital letters. This form cannot be faxed and should be returned via overnight mail.

[Application forms are due on the 15th calendar day of the prior month (if the 15th is not a business day, the subsequent business day is the due date).]

[The subscription amount and the applicable placement fee amount must be available in the client’s core retail account on the 5th to last business day of the month (6th business day prior to purchase date).]

Mail completed application to: [Atlantic Fund Administration, LLC (d/b/a Atlantic Fund Services) Three Canal Plaza, Suite 600 Portland Maine ATTN: [ ]]

Investor’s account number:

☐ New investor

☐ Existing investor

ACCOUNT TYPE AND INFORMATION

A. Individual account

Primary owner’s name (First, M.I., Last)	Joint owner’s name (First, M.I., Last)

Primary owner’s social security number	Joint owner’s social security number

Primary owner’s late of birth (MM/DD/YYYY)

B. Non-individual account (including participant-directed ERISA plans and retirement accounts, including IRAs, IRA rollovers, and 401(k) accounts)

For taxable accounts only select entity type:		For tax-exempt and tax-deferred accounts only select entity type:

☐ Corporation	Trusts (Living Trusts)	☐ 401(k)	Trusts (GRATs, CRATs)

☐ Partnership	If a Trust, please select one:	☐ IRA	If a Trust, please select one:

☐ Other:	☐ Irrevocable	☐ Other:	☐ Irrevocable

	☐ Revocable		☐ Revocable

Full name of entity		Social security number or tax ID

Authorized individual’s name (First, M.I., Last)		Date of formation (MM/DD/YYYY) (all entities, including participant-directed ERISA plans, retirement accounts, IRAs, IRA rollovers and 401(k) accounts)

DISTRIBUTION OPTIONS

Please select one option below For dividends and capital gains:

☐ Reinvest in fund	☐ Electronic deposit into account

You may change your distribution option at any time. If no option above is specified the default selection is to have dividends and capital gains reinvested back into the Fund.

PRIMARY ACCOUNT ADDRESS

Apartment/suite number
Street address (DO NOT USE P.O. BOX)

City	State Zip Code

Mailing address (if different from primary account address)

Apartment/suite number
Street address

City	State Zip Code

YOUR FINANCIAL ADVISOR SHOULD COMPLETE THIS SECTION

Financial advisor’s name (First, M.I., Last)	Financial advisor number

Branch telephone number	Branch fax number

Branch street address (DO NOT USE P.O. BOX)	Branch suite number

City	State Zip Code

INVESTMENT QUALIFICATION AND CERTIFICATION

Please complete BOTH Section 6A and 6B

6A. Accredited Investor Certification

The undersigned hereby certifies that the undersigned is an “accredited investor” at the time of the undersigned’s investment in Pine Grove Alternative Fund because the undersigned satisfies one or more of the following categories of accredited investors. If you are an investor in Pine Grove Alternative Fund, please select from letters (a)—(i) and write the corresponding letter(s) here:           .

(a)	The undersigned is a natural person whose individual net worth[1] (or joint net worth with spouse) exceeds $1,000,000.

(b)	The undersigned is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint annual income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year,

(c)	The undersigned has total assets in excess of $5,000,000, was not formed for the purpose of investing in the Fund, and is one of the following: a corporation, partnership, limited liability company or a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)	The undersigned is a personal (nonbusiness) trust, other than an employee benefit trust, with total assets in excess of $5,000,000 which was not formed for the purpose of investing in the Fund and whose decision to invest in the Fund has been directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment.

[1]	For purposes of determining the Subscriber’s net worth, the Subscriber must exclude the value of his or her primary residence and any indebtedness secured by the primary residence up to its fair market value (i.e., any indebtedness secured by the residence that is in excess of the value of the home should be considered a liability and deducted from the Subscriber’s net worth). The Subscriber must also subtract from his or her net worth any indebtedness secured by his or her primary residence that was obtained within the sixty days preceding the effective date of his or her subscription, unless such indebtedness was used to acquire the residence (in which case, the rule set forth in the preceding sentence would govern the application of such indebtedness when calculating the Subscriber’s net worth).

(e)	The Investor is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors.

(f)	The undersigned is licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” “savings and loan association,” “insurance company’’, or “small business investment company” (as such terms are used and defined in 17 CFR §230.501(a)), or is an account for which a bank or savings and loan association is subscribing in a fiduciary capacity.

(g)	The undersigned is registered with the SEC as a broker or dealer or an investment company, or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Co. Act of 1940 or Section 202(a)(22) of the Investment Advisers Act of 1940).

(h)	The undersigned is an employee benefit plan within the meaning or Title 1 of ERISA or a plan as described in Section 4975(e)(1) of the Code (such as an IRA), which satisfies at least one of the following conditions:

•	it has total assets in excess of $5,000,000; or

•	the investment decision is being made by a plan fiduciary which is a bank, savings and loan association, insurance company or registered investment adviser; or

•	it is a self-directed plan (i.e., a tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to the participant’s account) and the decision to invest is made by those participants investing, and each such participant qualifies as an accredited investor.

(i)	The undersigned is an employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, which has total assets in excess of $5,000,000.

(j)	The undersigned is an entity (other than a trust) in which all of the equity owners are accredited investors.

6B.	Qualified Client Certification

The undersigned hereby certifies that the undersigned is a “qualified client” at the time of the undersigned’s investment in the fund because the undersigned satisfies one or more of the following categories of qualified clients. If you are an investor in the Pine Grove Alternative Fund, please select from items (a)(1) – (c)(2) and write the corresponding letter(s) here:             .

(a)(1)	The undersigned is a natural person whom immediately after the acceptance of this application has at least $1,000,000 under the management of Pine Grove Asset Management LLC (the “Adviser”) (including by way of investment in this Fund).

The undersigned is a natural person who the Adviser, or any person acting on its behalf, reasonably believes immediately prior to the acceptance or this application either:

(b)(1)	Has a net worth[2] (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,000,000 at the time of the acceptance of this application; or

(b)(2)	Is a qualified purchaser as defined in Section (a)(51)(A) of the 1940 Act at the time of the acceptance of this application. Please note that qualified purchaser status is not required for investors in this Fund.

The Subscriber is a natural person who immediately prior to the acceptance of this application is:

(c)(1)	an executive officer, director, trustee, general partner, or person serving in a similar capacity, of the Adviser; or

(c)(2)	an employee of the Adviser (other than an employee performing solely clerical, secretarial or administrative functions with regard to the Adviser) who, in connection with his or her regular functions or duties, participates in the investment activities of the Adviser, provided that such employee has been performing such functions and duties for or on behalf of the Adviser, or substantially similar functions or duties for or on behalf of another company, for at least 12 months.

The undersigned understands that it may be a violation of state and federal law for the undersigned to provide this certification if it knows that it is not true. The undersigned has read Pine Grove Alternative Fund’s most recently updated prospectus, including the investor qualification and investor suitability provisions contained therein. The undersigned understands that an investment in Pine Grove Alternative Fund involves a considerable amount of risk and that some or all of the investment may be lost. The undersigned understands that an investment in Pine Grove Alternative Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the investment and should be viewed as a long-term investment.

The undersigned is aware of Pine Grove Alternative Fund’s limited provisions for transferability and withdrawal and has carefully read and understands the “Repurchases and Transfers of Shares” provisions in the prospectus.

[2]	For purposes of determining the Subscriber’s net worth, the Subscriber must exclude the value of his or her primary residence and any indebtedness secured by the primary residence up to its fair market value (i.e., any indebtedness secured by the residence that is in excess of the value of the home should be considered a liability and deducted from the Subscriber’s net worth). The Subscriber must also subtract from his or her net worth any indebtedness secured by his or her primary residence that was obtained within the sixty days preceding the effective date of his or her subscription, unless such indebtedness was used to acquire the residence (in which case, the rule set forth in the preceding sentence would govern the application of such indebtedness when calculating the Subscriber’s net worth).

The undersigned certifies that it is a United States person within the meaning of the Code and that its U.S. taxpayer identification number and address, as they appear in the undersigned’s records are true and correct.

The undersigned further certifies under penalties of perjury that it is NOT subject to backup withholding because either (1) it is exempt from backup withholding, (2) it has not been notified by the internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (3) the IRS has notified the undersigned that it is no longer subject to backup withholding.3

By signing below, the undersigned understands that Pine Grove Alternative Fund and its affiliates are relying on the certification and agreements made herein in determining the undersigned’s qualification and suitability as an investor in Pine Grove Alternative Fund.

The undersigned understands that an investment in Pine Grove Alternative Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and agrees to indemnify and hold harmless Pine Grove Alternative Fund, Pine Grove Alternative Fund’s investment adviser, and its affiliates from any liability that any such entity may incur as a result of this certification being untrue in any respect.

Do not include the applicable placement fee in the box below. Only indicate the desired investment amount (for example, if the investment amount is $100,000 and the placement fee is $2,000, please enter $100,000 in the boxes below).

Indicate the desired investment amount.

$

A. Individual account

Signature of primary owner	Signature of joint owner

Name of primary owner	Name of joint owner

Date (MM/DD/YYYY)	Date (MM/DD/YYYY)

B. Non-individual account (including participant-directed ERISA plans and retirement accounts)

ACCEPTANCE OF INVESTMENTS ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE ADVISER OR PINE GROVE ALTERNATIVE FUND THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) he/she has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members (i) to complete, execute, and deliver this application form on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in Pine Grove Alternative Fund specified is authorized under applicable law and the governing documents of the entity, and has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

Full name of entity	Signature of authorized person signing for entity

Name of authorized person signing for entity	Date (MM/DD/YYYY)

To be completed by the Branch Manager for ERISA Plan or Individual Retirement Accounts only

The undersigned Branch Manager hereby certifies that the investor’s account is a participant-directed ERISA Plan or Individual Retirement Account for which the entity named below is custodian, and the representations set forth above under the heading “Non-individual Account” are incorporated into and made part of the certification.

[3]	The Investor must cross out item (2) if it has been notified by the IRS that it is currently subject to backup withholding because it failed to report all interest and dividends on its tax return.

ERISA Plan or IRA Custodian	Signature of Branch Manager

Name of Branch Manager	Date (MM/DD/YYYY)